UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2018

TELEPHONE AND DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of	(Commission	(I.R.S. Employer Identification No.)
incorporation or organization)	File Number)

30 North LaSalle Street, Suite 4000, Chicago, Illinois 60602
(Address of principal executive offices) (Zip code)

Registrant's telephone number, including area code: (312) 630-1900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□		Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□		Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□		Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□		Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

□		Emerging growth company

□

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 15, 2018, the Board of Directors of Telephone and Data Systems, Inc. (“TDS”) adopted certain amendments to the TDS Restated Bylaws.

Sections 2.23., 3.1., 3.2. and 3.6. were amended to delete all references to “Chairman Emeritus.”

Section 3.5. was amended to delete the words “for a continuous period of three months”.

The foregoing brief description is qualified by reference to the copy of the Restated Bylaws, as amended, attached hereto as Exhibit 3.1, which are incorporated by reference herein.  The attached Bylaws are marked to show changes made.  An unmarked, clean copy of the Bylaws will be posted to the TDS website at www.tdsinc.com under Corporate Governance.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits:

Exhibit Number	Description of Exhibits

3.1	Restated Bylaws, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELEPHONE AND DATA SYSTEMS, INC.
(Registrant)

Date:	August 20, 2018	By:	/s/ Douglas W. Chambers
Douglas W. Chambers
Senior Vice President - Finance and Chief Accounting Officer
(principal financial officer and principal accounting officer)